JOINT VENTURE AGREEMENT
                            -----------------------

                                     between

                         Hoelter Technologies Holding AG
                         23548 Calabasas Road, Suite 203
                               Calabasas, CA 91302
                            United States of America
                            (Tel.: 001-818-224.2145)
                             (Fax: 001-818-224.2145)

                      - hereinafter referred to as "HTH" -

       represented by Prof. Dr. Dr. Heinrich Holter, Chairman of the Board
                                       and

                            Fushun Coal Mining Bureau
                    No. 25, Zhongyang Street, Xinfu District
                        113008 Fushun, Liaoning Province,
                           People's Republic of China
                            (Tel.: 0086-413-253.8888)
                            (Fax: 0086-413-253.2267)

                    - hereinafter referred to as the "FCMB" -

             represented by Mr. Wang Zhan Zhou, Director of the FCMB

     - FCMB and HTH hereinafter collectively referred to as the "Partners" -


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                                    Preamble

To improve commercial viability at the FCMB's Laohutai Colliery by producing additional coking coal from slurry and to reduce the impact upon the environment, the Joint Venture Company to be established by FCMB and HTH (hereinafter referred to as the JV) intends to erect and operate a coal slurry preparation plant (hereinafter referred to as the CSPP).

Heinrich Holter GmbH (Holter) of Gladbeck, Germany, an affiliate of HTH, possesses the know-how and technology needed to erect and operate such a preparation plant.

The Partners subscribe to the principle of equality and mutual benefit and by way of amicable negotiations have agreed to establish a Joint Venture Company pursuant to the "Law of the People's Republic of China on Joint Undertakings with Sino-Foreign Participation" and other applicable Chinese laws and regulations.

                                Article 1 Purpose

The purpose pursued by the JV Partners conforms to their desire:

o  to promote  economic  cooperation and technology  transfer;
o  to increase the commercial strength of both Partners;
o  to promote environmental  protection;
o  to create jobs.

All activities of the JV are subject to the laws, orders, and other applicable statutory provisions and regulations of the People's Republic of China.

On approval and registration by the competent Chinese authority the JV shall enjoy the status of a juristic person under Chinese law and be entitled to the protection and benefits offered by the applicable Chinese laws and regulations.

The company of the JV is a limited liability company.

This means that in settling the debts of the JV the creditors of the JV shall have recourse only to the assets of the Joint Venture Company.


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Each JV  Partner  shall be  liable to the JV only in the  amount of the  capital subscribed. The profits, risks, and losses of the JV shall be distributed in accordance with each Partner's contribution to the registered capital. However, no Partner shall in any case assume liability for the debts or obligations of the other.

With respect to the debts or obligations of the JV the Partners shall be liable only in the amount of their subscribed, but as yet unpaid capital contributions.

                            Article 2 Name of the JV

The JV has the Chinese name:

             "Fushun-Holter Jingmei Youxian Zeren Gongsi"

The name of the JV in German is:

    "Fushun-Holter Kohlenaufbereitungs-Gesellschaft mit beschrankter Haftung"

The official address of the JV is:

No. 19, Huwan Street, Dongzhou District
Fushun, Liaoning Province, People's Republic of China
Zip code 113003.

       Article 3 - Nominal Capital of the JV, Percentage of Participation

The nominal capital of the JV equals 50% of the total investment and amounts to:

                                 30 200 000 yuan
                (conversion into USD effected on the basis of the
              official exchange rate in China on 8 September 2000)

The nominal capital shall be paid in cash by the shareholders (in yuan by FCMB and in USD by HTH) in the amount of their JV stake.

In accordance with their stakes in the JV, FCMB shall subscribe 49% and HTH 51 % of the nominal capital.


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The nominal capital of the JV Company shall be paid by the Parties  according to their share of the registered capital onto an account held by the JV within 30 days of the JV being approved by the competent Chinese local authority.

All USD amounts referred to in this Agreement shall be converted into yuan on the basis of the yuan-USD exchange rate published by the State Foreign Exchange Control Authority of the People's Republic of China as of the date hereunder.

                            Article 4 Term of the JV

The term of the JV shall be 7-1/2 years, commencing on the date the plant enters into full production. On completion of the term the JV shall be dissolved in accordance with the terms set forth in the Bylaws.

If, on completion of the term of the JV, both Partners are desirous of continuing the JV, the Partners in the joint undertaking shall without delay make and submit to the local authority responsible for the joint undertaking a written agreement contrary to the terms of Paragraph 1 providing for an extension of the term of the joint undertaking.

Upon affixation of signatures to this Agreement the JV shall be deemed to have been established on the day the JV is authorized to commence trading.

                              Article 5 Fiscal Year

The fiscal year of the JV shall commence on 1 January of a calendar year and end on 31 December of the relevant year. An abridged fiscal year shall be formed for the year 2000.

                        Article 6 Assignment of Interests

No Partner of the JV may assign its subscribed interest in the JV to a third party in whole or in part without the consent of the other JV Partner and agreement of the original control and approval body.

Should a JV Partner assign its interest in the JV in whole or in part, the other Partner shall have the right of first refusal. "Right of first refusal" in the aforementioned sense means that the other Partner can call upon the assigning


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Partner to transfer its interest to the other Partner on the same  conditions as would be agreed for an assignment to a third party.

                          Article 7 Business of the JV

The JV's production and business scope covers the production of two saleable coal products from raw coal slurry at Laohutai Colliery and the sale thereof.

The following products shall be produced:

- coking coal:           K I containing 8-9% ash and 12-15% H2O,(K8 according to
                         Standard)
- industrial grade coal: K II containing 30-35% ash and 22-26% H2O.

To this end the JV shall  erect and  operate  a coal  slurry  preparation  plant
(CSPP) on the site of Laohutai Colliery, partly in buildings already belonging to the existing preparation plant and partly in new buildings.

              Article 8 Technology and Performance of the Partners

Process know-how and development is by Heinrich Holter GmbH, Gladbeck, Germany. In addition, Holter shall supply the core preparation equipment for the plant from Germany.

The FCMB   shall  supply  the  remaining  parts of the plant and  construct  the aforementioned buildings.

The goods and services supplied by both Partners for the construction and operation of the CSPP have been laid down individually in two separate supply contracts, the terms and conditions of which have already been negotiated by the JV and Holter and the FCMB respectively. The supply contracts shall be concluded immediately in their existing form and substance by the JV upon affixation of signatures to the JV Agreement.

The entire raw slurry needed to operate the plant, in the size range approx. < 2 mm, shall be supplied to the JV by the FCMB from the existing preparation plant at Laohutai Colliery at a cost price of 20 yuan/t containing 22% H20, surface moist.


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The coal slurry  price shall be linked to  developments  in the market price for industrial grade coal (KII). Changes in the coal slurry price will be effected in accordance with the percentage change in the price for industrial grade coal.

The agreed raw slurry quantity is 168 000 tonnes/year (surface dry). The agreed water content is 22% H20, giving a quantity of 215 000 tonnes/year (surface moist). (The individual water content definitions are provided at Exhibit 7.) These quantities can fluctuate to a certain extent.

Upon preparation of the slurry by the JV, the FCMB shall on a long-term basis purchase the aforementioned two saleable products from the JV at the market price. The market price is defined as being the average amount received by the FCMB from the sale of coking coal (KI) and industrial grade coal (KII) respectively.

At the beginning of 2000 the market price for coking coal from Laohutai Colliery was 280 yuan/tonne, in accordance with Exhibit 6 (price list).

KI:

Accordingly, the JV shall on the basis of the 2000 price receive a payment in the amount of 277.5 yuan/t, moist from the FCMB for the KI product.

When the plant goes into operation this payment shall be adjusted on the basis of the FCMB's price list for the year 2002.

The difference in the FCMB's coal price between the years 2002 and 2000 will be added to or subtracted from the payment made to the JV for KI.

Based upon a range of 12-15%, the assumed water content of the KI product is approx. 13.5%. The ash content is approx. 8-9%.


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KII

On the basis of the year 2000 price the sales price charged by the JV to the FCMB for industrial grade coal (K II) is 55 yuan/t, moist. The price will be adjusted as for KI.

Based upon a range of 22-26%, the assumed water content of the KII product is approx. 24%. The assumed ash content is approx. 30-35%.

In the event of any changes in price the FCMB shall on 21 December of the relevant calendar year inform the JV of the price levels for the following year by submission of the new price lists. The price changes shall take effect on 1 January of the following calendar year.

As the FCMB will incur additional sales costs in selling the JV's products, these shall be refunded to the FCMB in the amount of 1.0% of the JV's turnover.

For the erection and operation of the CSPP the FCMB is to make available to the JV buildings and any equipment still in a utilizable condition at a charge. The costs hereof are included in the FCMB's supply contract with the JV.

The JV shall pay the FCMB an annual rent of 30 000 yuan for the use of the site.

The FCMB shall make available all the necessary utilities to the JV at cost price without any mark-up (the current price for electrical energy, for example, is 0.59 yuan/kWh and 1.20 yuan/m3 for water).

Holter shall make available the process know-how.

Holter is available to monitor the process technology and machinery in an advisory capacity. To this end a Holter specialist will visit the site four times a year for two weeks at a time. The costs hereof shall be borne by the JV.

Holter shall provide the spare parts service for the imported machinery and plant components on behalf and for the account of the JV.

As and when required by the JV this shall include the inquiry, order, organization of the transport, and control of quality and delivery dates. Important plant production data shall be sent to Holter in Germany on a daily


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basis using an SMS (short message  service)  system,  thus  permitting the early provision of technical assistance in the event of any disruptions in the routine operation of the plant.

                    Article 9 Investment Realization Schedule

The coming into effect of this Agreement, its performance, and the erection of the CSPP shall be effected in accordance with the schedules attached at Exhibits 1 and 2.

The collective goal of the FCMB and Holter is to keep the plant construction period as short as possible.

                             Article 10 JV Personnel

On handover of the CSPP by Holter and the FCMB to the JV the plant shall be operated by and at the responsibility of the Ms own specialist personnel.

The specialist personnel consists of the plant managers employed by the JV and the operating personnel.

The operating personnel selected by the JV will be made available by Laohutai Colliery in return for a reimbursement of personnel costs.

For the duration of the secondment this personnel shall be subject to the disciplinary control of the JV.

The details shall be laid down in a personnel secondment agreement still to be made between Laohutai Colliery and the JV.


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                      Article 11 Duties of the JV Partners

Duties of the FCMB:

The FCMB shall:

-    submit applications for the approval,
     registration, licensing of the business, and any other matters relating to the formation of the JV by the competent government offices of the People's Republic of China;

- if necessary, submit an application to prolong the right to use the site to the authority in the People's Republic of China responsible for the site;

- obtain the license to operate the plant and provide the infrastructure required to operate the plant and the premises and other facilities of the JV during the term thereof;

- pay its contribution to the nominal capital and secure the financing of the JV in a total amount of 49% of the funds invested;

- procure the goods and services in accordance with the separate supply contract negotiated by and between the JV and the FCMB;

-    process the import customs  declaration  and all other such  formalities in
     conjunction   with  the  import  of  machinery   and   equipment   and  the
     transportation of the imported goods on Chinese territory;

- assist the JV in recruiting Chinese management staff and any other necessary staff on request by the JV;

- assist foreign personnel in applying for entry visas, work and, if necessary, route permits, and process any travel formalities as may be required in the People's Republic of China;

-    handle any other matters entrusted to it by the JV.

Duties of HTH:

HTH shall:

- procure the goods and services in accordance with the separate supply contract negotiated by and between the JV and Heinrich Holter GmbH;

- pay its contribution to the nominal capital and secure the financing of the JV in a total amount of 51 % of the funds invested;

-    supply the know-how and modern and reliable equipment and CSPP technology;


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-    guarantee the following technical product standards:

     - KI: ash content 8-9%, moisture 12-15%, 45% (plus/minus 2%) of the saleable product, ash content of the raw slurry 20.15%;

     -   KII: ash content  30-35%,  moisture  22-26%, 55% (plus/minus 2%) of the
         saleable  product,   ash  content  of  the  raw  slurry  20.15%;  -

- if applicable, handle any matters entrusted to it by the JV such as the selection and purchase of additional machinery and equipment outside China etc.

                           Article 12 Bodies of the JV

                              A) The Managing Board

- The supreme authority of the JV is the Managing Board. It shall have decision-making powers for all major issues.

-    The following items must be agreed by unanimous vote:

     -   general  company policy and development  plans,  short- and medium-term
         objectives,    in   particular    business-related   plans,   including
         investments, financial planning and loans;

     -   annual plans including financing;

     -   applicable finance and budgeting principles;

     - selection, acquisition, use, and closure of branch offices and other facilities;

     - percentage relationship, amount, and utilization of allocations to reserves and/or provisions and the expansion, bonus and welfare funds;

     -   allocation  of  net  profits  and  losses  plus  special   measures  in
         unforeseen circumstances;

     -   staffing  guidelines   including   recruitment   conditions  and  labor
         protection as well as disciplinary guidelines;

     - organization and modification of the JV structure; areas of responsibility of the management and their appointment, dismissal, and recruitment conditions, and the salary paid to the managers [Geschaftsfuhrer];

     -   major changes in the business scope of the JV;

     - mergers with, investment in, or withdrawal from other commercial undertaking and company formation;


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     -   all items  requiring a resolution  by the Managing  Board at its annual meeting such as annual reports and profit-and-loss statements;

     -   appointment and dismissal of one or more than one external auditor;

     -   increases in the registered capital;

     -   amendments of this JV Agreement and/or the company Bylaws;

     - use of registered capital and allocation in whole or in part of the registered capital or the capital contributions made by the Partners;

     -   expansion, termination, dissolution, and liquidation of the JV;

     -   any other items as considered appropriate by the Managing Board.

The Managing Board shall be appointed by the Partners without delay upon conclusion of the JV Agreement.

The Managing Board shall consist of four members, two of whom shall be appointed by the FCMB and two by HTH.

Initially, the chairman of the Managing Board shall be appointed by HTH and the deputy chairman by the FCMB. On expiry of the first term of office the FCMB shall nominate the board chairman. Thereafter, chairmanship of the Managing Bard shall alternate per period of office between the Partners.

The term of office of the board chairman and his deputy is three years. It may be extended by the relevant party if the appointment is to be continued.

The term of office of the ordinary board members is also three years. It may be extended by the relevant party if the appointment is to be continued.

FCMB hereby nominates:

Mr. Wang Zhanzhou (Deputy Managing Board Chairman)

Mr. Chen Naikang (ordinary board member)

HTH hereby nominates:

Prof. Dr. Dr. Heinrich Holter (Chairman of the Managing Board)


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Dr. Li Xixian (ordinary board member).

The Chairman of the Managing Board is the legal representative of the JV.

If, for whatever reason, the chairman is unable to carry out his duties, said duties shall be carried out by the deputy chairman.

The Managing Board shall convene at least one meeting per year. The meetings shall normally be held at the head office of the JV; one meeting may also be held at another venue by mutual agreement of the Partners.

All outlays incurred by the members of the Managing Board in connection with board meetings (flight and local travel costs plus hotel and subsistence costs etc.) shall be borne by the JV in the amount of the actual costs incurred and backed by documentary evidence.

The board chairman shall convene and preside over the meetings. Minutes of the meetings shall be taken and kept on file.

                                B) The Management

Upon being appointed the Managing Board shall immediately select the management team, which shall consist of a director and a deputy-director.

The management shall be responsible for conducting the day-to-day business of the JV under the stewardship of the Managing Board. The management's term of office shall be three (3) years; the management may be re-appointed.

Initially, the director shall be appointed by the FCMB and the deputy-director by HTH. On expiry of the period of office HTH shall nominate the director. Thereafter, the position of director shall alternate per period of office between the Partners.

The management is obliged to effect the resolutions of the Managing Board and to organize and conduct the day-to-day business of the JV.


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The  Partners  shall not refuse to appoint the manager  proposed by the relevant
Partner without good cause.

In the absence of the director his duties shall be transferred to the deputy-director or an employee of the JV empowered to stand in for the director in his absence. This shall also apply in the absence of the deputy-director.

The Managing Board is empowered to dismiss a manager at any time following a breach of faith or major breach of duty.

The managers shall represent the JV collectively.

Details shall be laid down in management agreements yet to be concluded.

                               Article 13 Staffing

All  contracts  of  employment  concerned  with  the  recruitment,  appointment, dismissal,  or  withdrawal  of  employees  or  with  wages,  salaries,  employee insurance, unemployment insurance, rewards, penalties, and any other measures affecting the employees of the JV, insofar as these employees have been seconded from the colliery, are to be made by and between the JV and Laohutai Colliery pursuant to the "Regulations of the People's Republic of China for Employee-Employer Relations at Joint Undertakings with SinoForeign Participation" and their implementing provisions plus any other relevant Chinese laws.

The signed contracts of employment shall be filed at the local office for employee-employer relations.

The Managing Board shall appoint the senior administrative staff, who are recommended by both Partners, and fix the level of the salaries, social and unemployment insurance payments, and travel expenses etc..

                      Article 14 Taxes, Finances and Audits

The JV shall pay taxes in accordance with the provisions of the laws of China and other relevant regulations.


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The employees of the JV shall pay income tax in accordance  with the "Income Tax
Act of the People's Republic of China".

Allocations to the reserves/provisions, the JV expansion funds, and the employee welfare and bonus funds shall be made in accordance with the provisions of the "Law of the People's Republic of China on Joint Undertakings with Sino-Foreign Participation".

The Managing Board shall fix the annual percentage of these allocations in accordance with the JV's current business situation.

All vouchers, receipts, statistics, balance sheets, reports, and books of the JV shall be prepared in Chinese. The JV shall make German translations on request by HTH.

The audits of the JV shall be conducted by an internationally approved firm of auditors operating in China whose reports are to be presented to the Managing Board and the management in Chinese and German.

In the first three months of each fiscal year the management shall prepare the previous year's balance sheet and profit-and-loss statement. It shall also present proposals in Chinese and German for the use of profits and submit them to the Managing Board for approval once they have been reviewed and signed by the reviewing party.

             Article 15 Disposal of Assets on Termination of the JV

On termination of the JV the company shall be dissolved in accordance with the "Law of the People's Republic of China on Joint Undertakings with Sino-Foreign Participation" and other relevant regulations as well as the Articles of Incorporation of the JV.

The liquidated assets shall be distributed to the Partners in accordance with their interests in the JV.


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                             Article 16 JV Insurance

The value and term of the insurance contracts to be concluded by the JV to cover various kinds of risk are to be agreed with the People's Insurance Company of China in accordance with the provisions of this insurance company.

The Managing Board is entitled to instruct the management to take out additional coverage against risks with an international insurance company.

       Article 17 Amendment and Performance of the Joint Venture Agreement

Amendments of this Joint Venture Agreement or its Exhibits shall take not effect until the written amendment has been signed by both Partners and approved by the original control and approval body.

Should the performance of this Joint Venture Agreement or the continuation of business be impossible as a result of heavy losses in successive years, the JV shall be dissolved by unanimous decision of the Managing Board and on approval by the original control and approval body.

Should the JV be unable to continue in business or achieve the purposes set forth in this Joint Venture Agreement due to a failure of one of the Partners to perform the duties prescribed in the Joint Venture Agreement or Bylaws or a serious breach of the terms of the Joint Venture Agreement or Bylaws, this shall be deemed to constitute a unilateral breach of contract by the Partner concerned.

The other Partner shall be entitled to terminate the Joint Venture Agreement in accordance with the terms set forth herein on approval by the original control and approval body and to demand compensation.

If the FCMB and HTH agree to a continuation of business and the business purpose despite the occurrence of the aforementioned situation, the Partner that fails to perform its duties shall be liable for the economic losses incurred by the JV as a result.


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          Article 18 Liability on Breach of the Joint Venture Agreement

Should a Partner fail to pay in its capital contribution in accordance with the terms of this Joint Venture Agreement on time, then the Partner in breach of contract shall pay the JV interest on the unpaid contribution in the amount of 8% per annum with effect from the due date.

In the case of a default lasting more than three months the Partner who is not in breach shall have the right to terminate this Joint Venture Agreement and demand the reimbursement of its direct costs arising out of this Agreement from the Partner in breach.

The Partners shall have no further claims on each other, in particular with respect to the reimbursement of indirect and/or consequential damages.

                            Article 19 Force Majeure

Force majeure refers to events such as earthquake, typhoon, flood, fire, war, and other unforeseen circumstances whose occurrence and consequences are unpreventable and inescapable and mutually recognized by both Partners as constituting acts of force majeure. Should one of the Partners be prevented from performing this Joint Venture Agreement by force majeure, the Partner concerned shall immediately give the other Partner a detailed account of what has happened via fax.

Within 15 days of the occurrence of any force majeure, a notarially certified document, issued by a relevant notary public's office, evidencing the aforementioned events shall be produced stating the reasons for the inability of the Partner concerned to perform this Joint Venture Agreement or for the late performance in whole or in part of the Joint Venture Agreement.

In such cases both Partners shall confer and decide:

     -   whether this Joint Venture Agreement is to be terminated or

     - whether that duty which is affected by force majeure shall be exempted from the performance of this Joint Venture Agreement or

     - whether the performance of this Joint Venture Agreement is to be postponed due to the effects these events may have on the performance of the Joint Venture Agreement.


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                        Article 20 Resolution of Disputes

All disputes arising out of or relating to the Joint Venture Agreement shall be resolved by the Partners by means of good faith negotiations.

If the dispute cannot be resolved by mutual agreement, the Partners shall avail themselves of the arbitration services of a non-involved country in accordance with the "Regulations for Implementing the Law of the People's Republic of China on Joint Undertakings with Sino-Foreign Participation ", i.e. those of the International Chamber of Commerce in Zurich, Switzerland, under its rules and on the basis of international commercial law.

The arbitrator's award shall be final and binding upon both Partners. The costs of arbitration and any other associated costs shall be borne by the defeated Party or, in the event of both Partners being partially victorious, by both Partners on a pro-rata basis.

The arbitration proceedings shall be conducted in English.

During the arbitration proceedings both Partners shall continue to perform the Joint Venture Agreement with the exception of the items under dispute.

                      Article 21 Language of the Agreement

This Joint Venture Agreement shall be made in German and Chinese.

Both versions shall have equal legal force.

In the event of discrepancies in the language of the texts the court of arbitration referred to in Article 20 shall reach a decision.

               Article 22 Exhibits, Taking Effect of the Agreement

The time schedules (Exhibits 1 and 2), the organization chart (Exhibit 3), the Investment Volume Agreement (Exhibit 4), the Company Cash Flow Plan (Exhibit 5), the current 2000 price list (Exhibit 6) and the agreed method of calculation of the raw slurry quantity


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(Exhibit 7) have been  prepared in accordance  with the  principles of the Joint
Venture Agreement and constitute major parts thereof.

This Joint Venture Agreement and its Exhibits shall come into effect on the date of approval by the competent local authority control and approval body.

                            Article 23 Correspondence

If a Partner sends out information with respect to the rights and duties of the other Partner by telegram or fax etc., the other Partner must be sent written confirmation of the corresponding information.

The legally effective addresses of the Partners set forth in the Joint Venture Agreement shall serve as the postal addresses for the purposes hereof.

Each Partner is entitled to specify a different address by service of written notice. Correspondence shall be sent to the new address with effect from the notice date.

                            Article 24 Miscellaneous

This Joint Venture Agreement has been made in two copies in German and Chinese respectively, of which each shall be deemed an original, and was signed by the authorized representatives of both Partners on 8 September 2000 in Fushun.

Each Partner to this Joint Venture Agreement shall receive one original of both language versions.



/s/                                               /s/
-------------------------                         ------------------------------
Fushun Coal Mining Bureau                         Holter Technologies Holding AG


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


                    EXHIBIT 1 of the Joint Venture Agreement
                    ----------------------------------------

                                  Time schedule

8 September 2000
Signing of the Joint Venture Agreement, the Bylaws and the Framework Agreement by the FCMB and HTH.

Immediately upon signing of the Joint Venture Agreement, the Bylaws and the Framework Agreement
Submission of application for approval of the Joint Venture Company to the competent local authority control and approval bodies.

The Managing Board shall be appointed by the shareholders as soon as the JV Agreement and the Bylaws of the JV have been signed.

The Managing Board shall then appoint the two managers of the JV without delay.

On being appointed the management shall immediately place supply orders with the FCMB and Heinrich Holter GmbH in accordance with the contracts negotiated.

The nominal capital of the JV shall be paid in by both Partners no later than 30 days after the Joint Venture Company is approved.

No later than 15 October 2000
Completion of all preparatory work required to commence the business activity of the Joint Venture Company, such as obtaining the necessary permits, processing the requisite registrations etc.

Beginning of November  2000
Start of coal slurry preparation plant project in accordance with Exhibit 2.

Both Partners shall ensure that the funds required by the JV to erect the plant will be made available punctually in accordance with the cash flow plan in the amount of their participation.

Fushun, 8 September 2000






/s/                                              /s/
-------------------------                        -------------------------------
Fushun Coal Mining Bureau                        Hoelter Technologies Holding AG

Exhibit 4 of the JV Agreement


                        Total Investment by the Partners

The total investment by the Partners in the JV is:

                                            60 400 000 yuan
(sixty million four-hundred thousand yuan),

corresponding to:

                                             7 411 043 USD
(seven million four-hundred and eleven thousand forty-three USD),

(converted into USD on the basis of the official exchange rate in China on 8 September 2000),

corresponding to DM 15 100 000, at an exchange rate of 4.0 yuan = DM 1.00.

of which FCMB's supply share                        = DM 5 850 000

of which Heinrich Holter GmbH's supply share        = DM 9 250 000



Fushun, 8 September 2000





/s/                                              /s/
-------------------------                        -------------------------------
Fushun Coal Mining Bureau                        Hoelter Technologies Holding AG


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